Exhibit 1.1

Execution Copy

EXTRA SPACE STORAGE INC.

7,000,000 Shares

Common Stock

($.01 Par Value)

UNDERWRITING AGREEMENT

April 16, 2012

UNDERWRITING AGREEMENT

April 16, 2012

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Extra Space Storage Inc., a Maryland corporation (the “Company”), and Extra Space Storage LP, a Delaware limited partnership, of which the Company is the indirect general partner and majority limited partner (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), propose to issue and sell to Citigroup Global Markets Inc. (the “Underwriter”) an aggregate of 7,000,000 shares (the “Firm Shares”) of Common Stock, $.01 par value per share (the “Common Stock”), of the Company. In addition, the Transaction Entities propose to grant to the Underwriter the option to purchase from the Company up to an additional 1,050,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined in Rule 405 under the Act, on Form “S-3” (File No. 333-176276) under the Act (the “registration statement”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act.  Such registration statement, including any amendments thereto, became effective upon filing under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Underwriter (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by you and by dealers in connection with the offering of the Shares, copies of one or more “preliminary prospectus supplements,” and otherwise made available the documents incorporated by reference therein, relating to the Shares.  Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus “supplement” relating to the Shares, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus “supplement.” Except where the context otherwise requires, “Basic Prospectus,”

as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by you and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act) that is a “written communication” (as defined in Rule 405 under the Act), including any “bona fide electronic road show” (as defined in Rule 433(h)(5)), if any, related to the offering of the Shares contemplated hereby (each such road show, a “road show”).

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus and Basic Prospectus, in either case together with all Permitted Free Writing Prospectuses, if any, and the information included as Schedule C hereto (the “Pricing Information”).

Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

1.                                      Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Firm Shares at a purchase price of $28.22 per Share.  The Transaction Entities are advised by you that you intend (i) to make a public offering of the Firm Shares as soon after the effective date of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the Underwriter the option (the “Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase from the Company all or a portion of the Additional Shares, at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares. The Option may be exercised by the Underwriter at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the tenth business day after the date on which the Option shall have been exercised.

2.                                      Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (DTC) for your account.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on April 20, 2012 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Hogan Lovells US LLP, 555 Thirteenth Street, NW, Washington, D.C., at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                                      Representations and Warranties of the Transaction Entities.  Each of the Transaction Entities jointly and severally represents and warrants to and agrees with the Underwriter that:

(a)                                 the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration

Statement, has been issued, and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated by the Commission and any request on the part of the Commission for additional information has been complied with;

(b)                                 the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form “S-3” in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Registration Statement did not, as of the latest Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with the Pricing Information, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, and the Pricing Information, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the time of purchase did or will any Basic Prospectus, as then amended or supplemented, together with the Pricing Information, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, and the Pricing Information, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)                                  prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Pre-Pricing Prospectus and the Permitted Free Writing Prospectus, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing

Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriter are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;

(d)                                 as of December 31, 2011, the Company had an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized capitalization as set forth under the heading “As Adjusted” in the section of the Registration Statement, the Pre-Pricing Prospectus and the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and no further approval or authority of the stockholders or the Board of Directors of the Company are required for the issuance and sale of the Shares;

(e)                                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein; and (ii) the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full limited partnership power and authority to own, lease and operate its properties and conduct its business and described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any, and to execute and deliver this Agreement and to perform its obligations as contemplated herein;

(f)                                   (i) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company, the Operating Partnership and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”); and (ii) the Operating Partnership is duly qualified to do business and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect;

(g)                                  the Company and the Operating Partnership have provided you complete and correct copies of the articles of incorporation and the by-laws (or comparable organizational documents) of the Company, the Operating Partnership and their subsidiaries (as defined under the Exchange Act) (each, a “Subsidiary” and collectively, the “Subsidiaries”) and all amendments thereto have been delivered to you and, except as set forth in the exhibits to the Registration Statement or any Incorporated Document, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; the Company, through two wholly-owned Subsidiaries, owned approximately 95.9% of the outstanding units of partnership interest in the Operating Partnership as of December 31, 2011; each of the “significant subsidiaries” of the Company as defined in Rule 405 of the Securities Act and ESS Holdings Business Trust I (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or trust, as applicable, in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectus, if any; each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company, limited partnership or trust, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Operating Partnership has no “significant subsidiary,” other than as set forth in Annex A hereto; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, as applicable, and, with respect to such securities, are owned directly or indirectly by the Company or the Operating Partnership subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(h)                                 the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(i)                                     the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(j)                                    this Agreement has been duly authorized, executed and delivered by each of the Transaction Entities;

(k)                                 neither the Company, the Operating Partnership nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter, by-laws, limited liability company agreement, partnership agreement or other organizational document, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, or (iv) any judgment or order applicable to the Operating Partnership, the Company or any of the Subsidiaries or any of their respective properties except, in case of (ii), (iii) and (iv), as would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with or without notice, lapse of time or both, would result in any breach of or constitute a default under) (A) the charter, by-laws, limited liability company agreement, partnership agreement or other organizational documents, as applicable, of the Company, the Operating Partnership or any of the Subsidiaries, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any decree, judgment or order applicable to the Company, the Operating Partnership or any of the Subsidiaries or any of their respective properties, or (E) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, except, in case of (B), (C), (D) or (E), as would not, individually or in the aggregate, have a Material Adverse Effect;

(l)                                     no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or under the rules of the Financial Industry Regulatory Authority (“FINRA”);

(m)                             except as set forth in the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Operating Partnership or the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Operating Partnership or the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests in the Operating Partnership or the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Operating Partnership or the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company or the Operating Partnership to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company or the Operating Partnership, other than (A) registration rights pursuant to the Registration Rights Agreement, dated August 2004, by and among the Company and certain persons listed on schedule 1 thereto, for which the Company has already filed a registration statement that has been declared effective by the Commission, and which remains in effect as of the date of this Agreement, (B) registration rights granted in connection with the OP Units issued to Jesse Morgan and family, which registration rights are not and will not be exercisable as of the date of this Agreement, the time of purchase or the additional time of purchase, (C) registration rights granted in connection with the OP Units issued to Richard Crocker and family, which registration rights are not and will not be exercisable as of the date of this Agreement, the time of purchase or the additional time of purchase, (D) registration rights granted in connection with the OP Units issued to H. James Knuppe and family, which registration rights are not and will not be exercisable as of the date of this Agreement, the time of purchase or the additional time of purchase, and (E) registration rights granted to the holders of the Operating Partnership’s 3.625% Exchangeable Senior Notes pursuant to the Registration Rights Agreement dated March 27, 2007, for which the Company has already filed a registration statement that became effective upon filing, and which remains in effect as of the date of this Agreement, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(n)                                 each of the Company, the Operating Partnership and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except as would not have a Material Adverse Effect; neither the Company, the Operating Partnership nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Operating Partnership or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(o)                                 all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(p)                                 there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the knowledge of either of the Transaction Entities, contemplated to which the Company, the Operating Partnership or any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(q)                                 Ernst & Young LLP, the Company’s registered public accounting firm, whose report on the consolidated financial statements of the Company and the Subsidiaries is included and incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, is an independent public accountant as required by the Act and the rules of the Public Company Accounting Oversight Board (United States);

(r)                                    the audited financial statements included and incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes and schedules, including the statements of revenues and certain operating expenses included in the Form 8-K filed with the Commission on January 3, 2012, (i) present fairly the consolidated financial position of the Company and the Subsidiaries and the other entities shown thereby as of the dates indicated, and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified, as applicable, and (ii) have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;

(s)                                   all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus comply with the requirements of Regulation S-X of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus are fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company, the Operating Partnership and the Subsidiaries; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus that are not included or incorporated by reference as required; the Company, the Operating Partnership and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(t)                                    subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company, the Operating Partnership and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company, the Operating Partnership and the Subsidiaries taken as a whole, (iii) and except as otherwise disclosed in the Disclosure Package and the Prospectus, any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company, the Operating Partnership or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) other than the issuance of shares of Common Stock pursuant to the exercise or vesting of any Awards outstanding on the date hereof and issued pursuant to the Equity Plans, any change in the authorized or outstanding capital stock or outstanding indebtedness of the Company, the Operating Partnership or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(u)                                 the Company and the Operating Partnership have obtained for the benefit of the Underwriter the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the persons identified in Exhibit A-1 hereto;

(v)                                 neither the Company, the Operating Partnership nor any Subsidiary is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, none of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w)                               except as described in the Disclosure Package and the Prospectus, the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Disclosure Package and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; except as described in the Disclosure Package and the Prospectus, all the property described in the Disclosure Package and the Prospectus as being held under lease by the Company, the Operating Partnership or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect;

(x)                                 except as described in the Disclosure Package and the Prospectus, the Company, the Operating Partnership and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the knowledge of either of the Transaction Entities, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which the Disclosure Package and the Prospectus disclose is licensed to the Company or the Operating Partnership and for licenses for or other rights to use Intellectual Property which is licensed to the Company on a non-exclusive basis; (ii) none of the Company, the Operating Partnership or any of the Subsidiaries has received written notice of any infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others challenging the Transaction Entities’ rights in or to any Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others that the Transaction Entities or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Transaction Entities are unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual

Property owned by or licensed to the Company or the Operating Partnership; and (vii) none of the Company, the Operating Partnership or any of the Subsidiaries is aware of any prior art that may render any patent application owned by the Company, the Operating Partnership or any Subsidiary of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(y)                                 none of the Company, the Operating Partnership or any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of either of the Transaction Entities, threatened against the Company, the Operating Partnership or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of either of the Transaction Entities, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Operating Partnership or any of the Subsidiaries, and (ii) to the knowledge of either of the Transaction Entities, (A) no union organizing activities are currently taking place concerning the employees of the Company, the Operating Partnership or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, the Operating Partnership or any of the Subsidiaries;

(z)                                  (i) the Company, the Operating Partnership and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company, the Operating Partnership and the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there are no past, present or, to the knowledge of either of the Transaction Entities, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company, the Operating Partnership or any Subsidiary under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; (iii) except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company, the Operating Partnership or any of the Subsidiaries (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged liability or release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(aa)                          in the ordinary course of their business, the Company and the Operating Partnership conduct periodic reviews of the effect of the Environmental Laws on their business, operations and properties of the Company and the Operating Partnership, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(bb)                          all material tax returns required to be filed by the Company, the Operating Partnership and each of the Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided; the Company and the Operating Partnership have no knowledge of any tax deficiency that has been asserted or threatened against the Company, the Operating Partnership or any Subsidiary or of any current audit of any tax return of the Company, the Operating Partnership or a Subsidiary by a federal, state or local taxing authority or agency;

(cc)                            the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and has been subject to taxation as a REIT, for all taxable years beginning with its taxable year ended December 31, 2004, and the method of operation of the Company and the Subsidiaries as described in the Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2012 and thereafter;

(dd)                          the description of the Company’s organization and current and proposed method of operation set forth in the Pre-Pricing Prospectus under the headings “U.S. Federal Income Tax Consequences” and “Supplemental Material U.S. Federal Income Tax Consequences,” is an accurate and fair summary of the matters referred to therein;

(ee)                            the Company, the Operating Partnership and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate;  such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the

Company, the Operating Partnership and the Subsidiaries and their businesses; such insurance as the Company deems adequate and that insures against losses and risks to an extent which is adequate in accordance with customary industry practice is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(ff)                              none of the Company, the Operating Partnership or any of the Subsidiaries has sustained since the date of the last audited financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or government action, order or decree, except as would not have a Material Adverse Effect or disclosed in the Disclosure Package and the Prospectus;

(gg)                            none of the Company, the Operating Partnership or any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Disclosure Package and the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company, the Operating Partnership or any Subsidiary or, to the knowledge of either of the Transaction Entities, any other party to any such contract or agreement;

(hh)                          the Company and each of the consolidated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. With respect to stock options or other equity incentive grants (collectively, “Awards”) granted subsequent to August 17, 2004 pursuant to the equity-based compensation plans of the Company (the “Equity Plans”), (i) all stock options have been granted with a per-share exercise price that is either (A) at least equal to the fair market value of a share of Common Stock as of the date of such grant, or (B) at least equal to the five-day average closing stock price of a share of Common Stock prior to the date of such grant, (ii) each such grant was made in compliance in all material respects with the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in all material respects in accordance with generally accepted accounting principles in the financial statements

(including the related notes) of the Company and disclosed in the Company’s filings with the Commission;

(ii)                                  the Company has established and maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, (ii) disclosure controls and procedures sufficient to enable its management to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s registered public accounting firm; and since the date of the most recent evaluation of such internal control over financial reporting, there have been no significant changes in internal controls or in other factors that could significantly adversely affect internal controls, and no control deficiency has arisen that would constitute either “significant deficiencies” or “material weaknesses”;

(jj)                                the Company and any officers and directors of the Company, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(kk)                          the Company has provided you with true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) since July 30, 2002, made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(ll)                                  any statistical and market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the

Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent necessary or required;

(mm)                  none of the Company, the Operating Partnership or any of the Subsidiaries nor, to the knowledge of either of the Transaction Entities, any employee or agent of the Company, the Operating Partnership or any Subsidiary has made any payment of funds of the Company, the Operating Partnership or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Disclosure Package and the Prospectus;

(nn)                          none of the Company, the Operating Partnership or any of the Subsidiaries, nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares;

(oo)                          to the knowledge of either of the Transaction Entities, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Disclosure Package and the Prospectus;

(pp)                          the Pre-Pricing Prospectus was, and the Prospectus delivered to the Underwriter for use in connection with this offering will be, identical to the respective versions of the Pre-Pricing Prospectus and Prospectus transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(qq)                          the Transaction Entities have not relied upon you or legal counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Shares, other than with respect to applicable requirements of state securities or “blue sky” laws or similar laws of foreign jurisdictions;

(rr)                                all securities issued by the Company, the Operating Partnership or any of the Subsidiaries have been issued and sold in compliance with all applicable federal and state securities laws;

(ss)                              none of the Company, the Operating Partnership or any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any real property owned in fee simple or leased by the Company, the Operating Partnership or the Subsidiaries as of the date of this Agreement (collectively, for purposes of this subsection only, the “Properties”) or any part thereof which could have a Material Adverse Effect; the Company has disclosed in the Disclosure Package and the Prospectus with an adequate amount of detail all options and rights of first refusal to purchase all or part of any Property or any interest therein; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; none of the Company, the Operating Partnership or any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated could have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of any of the Subsidiaries that are required to be described in the Disclosure Package and the Prospectus are disclosed therein; no tenant of any of the Properties is in default under any of the leases pursuant to which any property is leased (and the Transaction Entities do not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that, individually or taken as a whole, would not have a Material Adverse Effect;

(tt)                                the mortgages and deeds of trust encumbering the properties and assets described in general in the Disclosure Package and the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Company, the Operating Partnership or any Subsidiaries, except as disclosed in the Disclosure Package or the Prospectus; and none of the Company, the Operating Partnership or any Subsidiaries hold participating interests in such mortgages and deeds of trust;

(uu)                          in connection with this offering, neither the Company nor the Operating Partnership has offered nor will offer any shares of Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act;

(vv)                          the Transaction Entities are in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Transaction Entities would have any liability; the Transaction Entities have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which the Transaction Entities would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for such noncompliance, reportable events, liabilities, or failures to qualify that would not result in a Material Adverse Effect;

(ww)                      the assets of the Transaction Entities do not constitute “plan assets” of an ERISA regulated employee benefit plan;

(xx)                          the Transaction Entities have complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company nor any of the Subsidiaries or affiliates does business with the government of Cuba or any person or affiliate located in Cuba;

(yy)                          the Company is in compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock, and there are no actions, suits or proceedings pending or, to the Company’s knowledge, threatened or contemplated, and the Company has not received any notice from the NYSE regarding the revocation of such or otherwise regarding the delisting of shares of Common Stock from the NYSE;

(zz)                            the operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted since August 17, 2004 in compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened, except for such failures to comply, actions, suits or proceedings that would not, individually or in the aggregate, have a Material Adverse Effect;

(aaa)                   except as would not have a Material Adverse Effect, none of the Company, the Operating Partnership, the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or the Operating Partnership or the Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the offering of Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(bbb)                   none of the Company, the Operating Partnership or any of the Subsidiaries, nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Operating Partnership and the Subsidiaries, and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except for such violations or failures to comply that would not individually or in the aggregate have a Material Adverse Effect;

(ccc)       as of the date hereof, the Company is a “well-known seasoned issuer,” as defined in Rule 405 of the Act; and

(ddd)      The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

In addition, any certificate signed by any officer of the Company, on behalf of the Company for itself and as indirect general partner of the Operating Partnership, or any of the Subsidiaries and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or the Operating Partnership, as the case may be, as to matters covered thereby, to each Underwriter.

4.             Certain Covenants of the Transaction Entities.   Each of the Transaction Entities hereby agrees:

(a)           to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company and the Operating Partnership shall not be required to qualify as a foreign corporation or partnership, as applicable, or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company and/or the Operating Partnership of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)           to make available to the Underwriter in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of this Agreement), and any documents incorporated by reference therein, as the Underwriter may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)           if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will endeavor to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d)           to advise you promptly, confirming such advice in writing, of the receipt of any comments from the Commission or any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriter’s counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(e)           subject to Section 4(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and reasonable and prompt comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected in writing; and to promptly notify you of such filing;

(f)            if necessary or appropriate, to file a registration statement in accordance with Rule 462(b) under the Act and pay the applicable fees in accordance with the Act;

(g)           to advise the Underwriter promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change, and to file with the Commission any such amendments or supplements to such Prospectus;

(h)           to make generally available to its security holders, and to deliver to you (to the extent not available through EDGAR or any system succeeding or replacing EDGAR), an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable;

(i)            to furnish to you, upon request, one copy for each of you and one copy for Underwriter’s counsel copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);

(j)            to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

(k)           to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus;

(l)            to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriter) and the preparation, printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) if applicable, any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriter relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriter’s sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, (ix) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors in connection with the issuance and sale of the Shares, and (x) the performance of the other obligations of the Company and the Operating Partnership hereunder; provided that, except as contemplated by Sections 4, 5 and 9 hereof, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, travel, lodging and other expenses incurred by any Underwriter’s personnel involved in the road show;

(m)          to comply with Rule 433(g) under the Act;

(n)           not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company or the Operating Partnership that are substantially similar to Common Stock, (ii) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company or the Operating Partnership that are substantially similar to Common Stock, or any warrants or rights to purchase the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, or any other securities of the Company or the Operating Partnership that are substantially similar to Common Stock, or any securities convertible into or exercisable or exchangeable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), in cash or otherwise, for a period of 45 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Underwriter, except for (A) the registration of the Shares and the sales to the Underwriter pursuant to this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Disclosure Package and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Disclosure Package and the Prospectus, (D) issuances of Common Stock upon exchange of currently outstanding 3.625% exchangeable senior notes due 2027 or (E) in connection with an acquisition of any property or any equity securities of another company or any joint venture, provided that with respect to (E), the aggregate number of securities issued in connection with such purchases or acquisitions shall be no more than 10% of the Company’s outstanding common stock immediately after the offering and the recipients of such securities shall agree to be bound by the terms of this Section 4(n) for the duration of the Lock-Up Period and shall execute an agreement substantially in the form set forth in Exhibit A hereto; provided that if (x) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, further, that the immediately preceding proviso shall not apply if (i) the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Rule 2711(f)(4) of the Conduct Rules of the National Association of Securities Dealers (the “NASD”) contained within the FINRA rules, and (ii) within three business days of the termination of the Lock-Up Period, the Company delivers (in accordance with Section 11) to the Underwriter a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are “actively traded securities,” within the meaning of Rule 2711(f)(4) of the NASD;

(o)           not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(p)           not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Operating Partnership or the Company to facilitate the sale or resale of the Shares;

(q)           to use its best efforts to cause the Shares to be listed on the NYSE;

(r)            to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(s)            to use its best efforts to ensure that the Company meets the requirements for qualification as a REIT under the Code for its taxable year ending December 31, 2012 and thereafter.

5.             Reimbursement of Underwriter’s Expenses.   If the Shares are not delivered for any reason other than the default by the Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(l) hereof, reimburse the Underwriter for all of its out-of-pocket expenses, including the fees and disbursements of its counsel.

6.             Conditions of Underwriter’s Obligations.   The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Transaction Entities on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           (i)       The Transaction Entities shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, (A) an opinion and a negative assurance letter of Latham & Watkins LLP, counsel for the Transaction Entities and (B) an opinion of Latham & Watkins LLP, Massachusetts counsel for the Company, each addressed to the Underwriter, and each dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to Hogan Lovells US LLP, counsel for the Underwriter, in the forms set forth in Exhibit C and Exhibit D hereto;

(ii)       The Transaction Entities shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Latham & Watkins LLP, tax counsel for the Transaction Entities, addressed to the Underwriter and dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to Hogan Lovells US LLP, counsel for the Underwriter, in the form set forth in Exhibit E hereto; and

(iii)       The Transaction Entities shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Venable LLP, Maryland counsel for the Company, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to Hogan Lovells US LLP, counsel for the Underwriter, in the form set forth in Exhibit F hereto.

(b)           The Transaction Entities shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Charles L. Allen, Executive Vice President and Chief Legal Officer of the Company, addressed to the Underwriter and dated the time of purchase or the additional time of purchase, as the case may be, in form and substance satisfactory to Hogan Lovells US LLP, counsel for the Underwriter, in the form set forth in Exhibit G hereto.

(c)           The opinions stated above shall be limited as follows: (i) with respect to the opinions stated in Sections 6(a)(i)(A) and (ii), to federal laws of the United States of America and the laws of the States of New York and the Delaware Revised Uniform Limited Partnership Act, as amended, the Delaware Limited Liability Company Act, as amended, (ii) with respect to the opinions stated in Section 6(a)(iii), the laws of the State of Maryland, (iii) with respect to the opinions stated in Section 6(a)(i)(B), the laws of the Commonwealth of Massachusetts, and (iv) with respect to the opinions stated in Section 6(b), the laws of the State of Utah and the Delaware Revised Uniform Limited Partnership Act, as amended, and the Delaware Limited Liability Company Act, as amended. With regard to matters of Maryland law, Latham & Watkins LLP may rely on the opinion of local counsel reasonably satisfactory to the Underwriter and Hogan Lovells US LLP or the opinion of such local counsel may be furnished to you in lieu of an opinion of Latham & Watkins LLP.

(d)           You shall have received a letter dated on each of the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, from Ernst & Young LLP, the Company’s current registered public accounting firm, each such letter addressed to the Underwriter in the forms satisfactory to Hogan Lovells US LLP, counsel to the Underwriter, which letters shall cover, without limitation, the various financial statements and disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(e)           You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Hogan Lovells US LLP, counsel for the Underwriter, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to you.

(f)            No Prospectus or amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus shall have been made or filed, as applicable, to which you object in writing.

(g)           The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, by the second full business day after the date of this Agreement.

(h)           Prior to or at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, together with the Pricing Information, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package, and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i)            Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

(j)            The Transaction Entities will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the Company’s Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit B hereto.

(k)           You shall have received each of the signed Lock-Up Agreements from each of the persons referred to in Section 3(u) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase as the case may be.

(l)            The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Disclosure Package or the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(m)          The Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

7.             Effective Date of Agreement; Termination.   This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the closing of the purchase of the Firm Shares (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each of cases (i) and (ii), the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE Amex Equities or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal or New York authorities.

If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.

If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.             [Intentionally Omitted]

9.             Indemnity and Contribution.

(a)           The Transaction Entities, jointly and severally, agree to indemnify, defend and hold harmless the Underwriter, its partners, directors, selling agents and officers, and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and the Pricing Information, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, such Prospectus, Permitted Free Writing Prospectus or Pricing Information or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Permitted Free Writing Prospectus or Pricing Information in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (each, a “Proceeding”) is brought against the Underwriter or any such person in respect of which indemnity may be sought against the Transaction Entities pursuant to the foregoing paragraph, the Underwriter or such person shall promptly notify the Transaction Entities in writing of the institution of such Proceeding and the Transaction Entities shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Transaction Entities shall not relieve the Transaction Entities from any liability which the Transaction Entities may have to the Underwriter or any such person or otherwise, except to the extent the Transaction Entities’ legal defenses have been substantially and materially prejudiced by such omission. The Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Transaction Entities in connection with the defense of such Proceeding or the Transaction Entities shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Transaction Entities (in which case the Transaction Entities shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Transaction Entities and paid as incurred (it being understood, however, that the Transaction Entities shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The Transaction Entities shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Transaction Entities, the Transaction Entities agree to indemnify and hold harmless the Underwriter and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(b)           The Underwriter agrees to indemnify, defend and hold harmless each of the Transaction Entities, their directors and officers, and any person who controls the Transaction Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Transaction Entities, or any such person may incur under the Act, the Exchange Act, the common law or otherwise, but only insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), a Prospectus, Permitted Free Writing Prospectus or Pricing Information, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, Prospectus, Permitted Free Writing Prospectus, or Pricing Information or necessary to make such information not misleading.

If any Proceeding is brought against the Transaction Entities or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Transaction Entities or such person shall promptly notify the Underwriter in writing of the institution of such Proceeding and the Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Underwriter shall not relieve the Underwriter from any liability which the Underwriter may have to the Transaction Entities or any such person or otherwise, except to the extent the Underwriter’s legal defenses have been substantially and materially prejudiced by such omission. Each of the Transaction Entities or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Transaction Entities or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such Proceeding or the Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The Underwriter shall not be liable for any settlement of any such Proceeding effected without the written consent of the Underwriter but if settled with the written consent of the Underwriter, the Underwriter agrees to indemnify and hold harmless the Transaction Entities and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Underwriter to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Underwriter agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Underwriter of the aforesaid request, (ii) the Underwriter shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Underwriter at least 30 days’ prior notice of its intention to settle.  The Underwriter shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)           If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Transaction Entities and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Shares. The relative fault of the Transaction Entities on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Transaction Entities or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending against any Proceeding.

(d)           The Transaction Entities and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above.  Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Transaction Entities contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors, selling agents or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Transaction Entities and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Transaction Entities, against any of the officers or directors of the Transaction Entities, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

10.          Information Furnished by the Underwriter. The statements set forth in the first, seventh, eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 3 and 9 hereof.

11.          Tax Disclosure.  Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Operating Partnership and the Company (and each employee, representative or other agent of the Operating Partnership and the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

12.          Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to Citigroup, at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, with a copy to Hogan Lovells US LLP, 555 13th Street, NW, Washington, D.C. 20004, Attention: Stuart A. Barr, Esq., and if to the Transaction Entities, shall be sufficient in all respects if delivered or sent to the Company at the offices set forth in the Prospectus, Attention: Spencer F. Kirk, with a copy to Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, CA 92130, Attention: Craig M. Garner, Esq.

13.          Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.          Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Transaction Entities consent to the jurisdiction of such courts and personal service with respect thereto. The Transaction Entities hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party.  Each of the Underwriter and the Transaction Entities (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Transaction Entities agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Transaction Entities and may be enforced in any other courts to the jurisdiction of which the Transaction Entities are or may be subject, by suit upon such judgment.

15.          Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Transaction Entities and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

16.          No Advisory or Fiduciary Relationship. Each of the Transaction Entities acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of either of the Transaction Entities, or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of either of the Transaction Entities with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Transaction Entities on other matters) and the Underwriter has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transaction Entities, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Transaction Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent deemed appropriate. The Transaction Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Transaction Entities may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Transaction Entities in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

17.          Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18.          Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Transaction Entities and their successors and assigns and any successor or assign of any substantial portion of the Transaction Entities’ and the Underwriter’s businesses and/or assets.

If the foregoing correctly sets forth the understanding among the Transaction Entities and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Transaction Entities and the Underwriter.

Very truly yours,

EXTRA SPACE STORAGE INC.

By:	/s/ Charles L. Allen
	Name:	Charles L. Allen
	Title:	Executive Vice President

EXTRA SPACE STORAGE LP

By:	ESS Holdings Business Trust I, its General Partner

	By:	/s/ Charles L. Allen
Name: Charles L. Allen
Title: Trustee

Accepted and agreed to as of the date first above written

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Scott Eisen
Name: Scott Eisen
Title: Managing Director